UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2022
CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11241	37-1105865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West End Avenue, Nashville, Tennessee		37203-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	CAT/24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

Creation of Revolving Credit Facilities

On September 1, 2022, Caterpillar Financial Services Corporation (“Cat Financial”) entered into a Credit Agreement (the “364-Day Facility”) among Cat Financial and Caterpillar Inc. (“Caterpillar”), Caterpillar International Finance Designated Activity Company (“CIF”) and Caterpillar Finance Kabushiki Kaisha (“CFKK” and, together with Cat Financial, Caterpillar, and CIF, the “Borrowers”), certain financial institutions named therein (the “Banks”), Citibank, N.A. (the “Agent”), Citibank Europe PLC, UK Branch (the “Local Currency Agent”), and MUFG Bank, Ltd. (the “Japan Local Currency Agent”), which provides an unsecured revolving credit facility to the Borrowers in an aggregate amount of up to $3.15 billion (the “364-Day Aggregate Commitment”) that expires on August 31, 2023. In addition, on September 1, 2022, Cat Financial, CIF, Local Currency Banks (as defined in the 364-Day Facility), the Agent and the Local Currency Agent, entered into a Local Currency Addendum that enables CIF to borrow in certain approved currencies including Pounds Sterling and Euros in an aggregate amount up to the equivalent of $100 million, and Cat Financial, CFKK, the Japan Local Currency Banks (as defined in the 364-Day Facility), the Agent and the Japan Local Currency Agent entered into a Japan Local Currency Addendum that enables CFKK to borrow Japanese Yen in an aggregate amount up to the equivalent of $100 million, as part of the 364-Day Aggregate Commitment. The 364-Day Facility replaces Cat Financial’s prior 364-Day Facility, which was entered into on September 2, 2021.

Amendments to and Extensions of Existing Credit Agreements

On September 1, 2022, Cat Financial entered into (i) a Third Amended and Restated Credit Agreement (Three-Year Facility), Local Currency Addendum and Japan Local Currency Addendum, each dated September 1, 2022 (collectively, the “Three-Year Facility Agreement”), which amended and restated the Second Amended and Restated Credit Agreement (Three-Year Facility) dated September 5, 2019 and the related Local Currency Addendum and Japan Local Currency Addendum (collectively, the “2019 Three-Year Facility”) and (ii) a Third Amended and Restated Credit Agreement (Five-Year Facility), Local Currency Addendum and Japan Local Currency Addendum, each dated September 1, 2022 (collectively, the “Five-Year Facility Agreement”, and together with the Three-Year Facility Agreement and the 364-Day Facility, the “Credit Facilities”), which amended and restated the Second Amended and Restated Five-Year Credit Agreement (Five-Year Facility) dated September 5, 2019 and the related Local Currency Addendum and Japan Local Currency Addendum (collectively, the “2019 Five-Year Facility”).

The Three-Year Facility Agreement, among other things, extends the expiration date of the 2019 Three-Year Facility to August 29, 2025, and the Five-Year Facility Agreement, among other things, extends the expiration date of the 2019 Five-Year Facility to September 1, 2027.

The Credit Facilities are available for general corporate purposes. As of the date hereof, the Borrowers have not drawn on the Credit Facilities.

The Credit Facilities contain certain representations and warranties, covenants and events of default, including financial covenants. Under the Credit Facilities, Caterpillar is required to maintain consolidated net worth not less than $9 billion at all times. Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss). Cat Financial is required to maintain an interest coverage ratio above 1.15 to 1, where the interest coverage ratio is defined as the ratio of (1) profit excluding income taxes, interest expense and net gain/(loss) from interest rate derivatives to (2) interest expense, calculated at the end of each calendar quarter for the rolling four quarter period then most recently ended. Cat Financial is also required to maintain a leverage ratio (consolidated debt to consolidated net worth) not greater than 10.0 to 1, calculated (1) on a monthly basis as the average of the leverage ratios determined on the last day of each of the six preceding calendar months and (2) on each December 31. Drawings under the Credit Facilities are also subject to conditions precedent and the payment of certain facility fees.

Certain of the lenders and agents party to the Credit Facilities, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description is qualified in its entirety by the terms and provisions of the (i) 364-Day Facility and the Local Currency Addendum and Japan Local Currency Addendum thereto; (ii) the Three-Year Facility Agreement and the Local Currency Addendum and Japan Local Currency Addendum thereto; and (iii) the Five-Year Facility Agreement and the Local Currency Addendum and Japan Local Currency Addendum thereto, which are filed as exhibits to this report, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description

10.1	364-Day Credit Agreement
10.2	Local Currency Addendum to the 364-Day Credit Agreement
10.3	Japan Local Currency Addendum to the 364-Day Credit Agreement
10.4	Third Amended and Restated Credit Agreement (Three-Year Facility)
10.5	Local Currency Addendum to the Third Amended and Restated Credit Agreement (Three-Year Facility)
10.6	Japan Local Currency Addendum to the Third Amended and Restated Credit Agreement (Three-Year Facility)
10.7	Third Amended and Restated Credit Agreement (Five-Year Facility)
10.8	Local Currency Addendum to the Third Amended and Restated Credit Agreement (Five-Year Facility)
10.9	Japan Local Currency Addendum to the Third Amended and Restated Credit Agreement (Five-Year Facility)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: September 6, 2022	By: /s/ James M. Rooney
James M. Rooney
Secretary

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